Registration No. _____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ISOLYSER COMPANY, INC.
             (Exact name of registrant as specified in its charter)

         GEORGIA                                             58-1746149
         (State or Other Jurisdiction of                  (I.R.S. Employer
         Incorporation or Organization)                  Identification No.)

                              650 ENGINEERING DRIVE
                                 TECHNOLOGY PARK
                             NORCROSS, GEORGIA 30092

   (Address, including zip code, of registrant's principal executive offices)

                                STOCK OPTION PLAN
                              (Full Title of Plan)

                                GENE R. MCGREVIN
                              650 ENGINEERING DRIVE
                                 TECHNOLOGY PARK
                             NORCROSS, GEORGIA 30092
                                 (770) 582-6363
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:

                              STEPHEN D. FOX, ESQ.
                          ARNALL GOLDEN & GREGORY, LLP
                            2800 ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                           ATLANTA, GEORGIA 30309-3450

                         CALCULATION OF REGISTRATION FEE



                                                     Proposed maximum       Proposed maximum     Amount of
Title of each class of              Amount to be     offering price per     aggregate            registration
securities to be registered         registered       share(1)               offering price(1)    fee

Common Stock, $.001 par value       400,000          $3.875                 $1,550,000           $470.00


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low prices of the Company's Common Stock on September 16, 1997, as reported by The Nasdaq Stock Market.

                                    PART II

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 0-24866);

     (b) The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997 (File No. 0-24866) filed May 15, 1997 and
August 14, 1997, respectively; and

     (c) The description of the Registrant's Common Stock set forth in the Registrant's Form 8-A Registration Statements (File No. 0-24866) filed September 27, 1994 and December 20, 1996.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the filing hereof and prior to a filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.    DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to Sections 14-2-851 through 14-2-857 of the Georgia Business Corporation Code, as amended, the directors, officers, employees and agents of the Company may, and in some cases must, be indemnified by the Company under certain circumstances against expenses and liabilities incurred by or imposed upon them as a result of actions, suits or proceedings brought against them as directors, officers, employees and agents of the Company (including actions, suits or proceedings brought against them for violations of the federal securities laws). Article Nine of the Company's Bylaws provides for indemnifications of directors to the fullest extent permitted by the Georgia Business Corporation Code. These provisions generally mirror Sections 14-2-851 through 14-2-857 of the Georgia Business Corporation Code.

459099.1
                                      II-1

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions of the Georgia Business Corporation Code and the Company's Bylaws, the Company has been informed that indemnification is considered by the Securities and Exchange Commission to be against public policy and therefore unenforceable.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.    EXHIBITS.

                                                                                        SEQUENTIAL
        EXHIBIT NO.                 DESCRIPTION                                         PAGE NO.

           4.1(1)                   Stock Option Plan, First Amendment
                                    to Stock Option Plan and Second
                                    Amendment to Stock Option Plan

           4.2(2)                   Third Amendment to Stock Option Plan

           4.3(3)                   Fourth Amendment to Stock Option Plan

           4.4(4)                   Fifth Amendment to Stock Option Plan

           4.5(5)                   Sixth Amendment to Stock Option Plan

           4.6(1)                   Form of Non-Qualified Stock Option
                                    Agreement pursuant to Stock Option Plan

           4.7(1)                   Form of Non-Qualified Stock Option
                                    Agreement pursuant to Stock Option Plan

           5 Opinion of counsel as to legality of the securities being registered

           23(a)                    Consent of Arnall Golden & Gregory, LLP
                                    (included in opinion filed as Exhibit 5)

           23(b)                    Consent of Deloitte & Touche LLP

           23(c)                    Consent of KPMG Peat Marwick LLP

           24                       Power of Attorney (included on page II-5)


459099.1
                                      II-2

 ---------------------------

(1) Incorporated by reference to the Company's Registration Statement on Form S-8 (File No. 33-85668)

(2) Incorporated by reference to Exhibit 10.37 filed with the Company's Annual Report on Form 10-K for the period ended December 31, 1994.

(3) Incorporated by reference to Exhibit 10.59 filed with the Company's Annual Report on Form 10-K for the period ended December 31, 1995.

(4) Incorporated by reference to Exhibit 10.60 filed with the Company's Registration Statement on Form S-4 (File No. 333-7977).

(5) Incorporated by reference to Exhibit 4.2 filed with the Company's Quarterly Report on Form 10-K for the period ended June 30, 1997.


Item 9.    UNDERTAKINGS.

     The undersigned Registrant hereby undertakes as follows:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

459099.1
                                      II-3

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Act each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.













                         [SIGNATURES ON FOLLOWING PAGE]


459099.1
                                      II-4

                                   SIGNATURES


        In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Atlanta, State of Georgia, on September 17, 1997.


                           ISOLYSER COMPANY, INC.



                           By:    /S/ GENE R. MCGREVIN
                                  Gene R. McGrevin, President and
                                  Chief Executive Officer



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Gene R. McGrevin and Peter A. Schmitt, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.










                    [ADDITIONAL SIGNATURES ON FOLLOWING PAGE]

459099.1
                                      II-5

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 was signed by the following persons in the capacities indicated on September 17, 1997.

SIGNATURE                    TITLE



/S/GENE R. MCGREVIN          President and Chairman of the Board of Directors
Gene R. McGrevin             (principal executive officer)


/S/ TRAVIS W. HONEYCUTT      Executive Vice President, Secretary and Director
Travis W. Honeycutt



/S/ DAN R. LEE               Executive Vice President and Director
Dan R. Lee


/S/ ROSDON HENDRIX           Director
Rosdon Hendrix


/S/ KENNETH F. DAVIS         Director
Kenneth F. Davis


/S/ OLIVIA F. KIRTLEY        Director
Olivia F. Kirtley


/S/ PETER A. SCHMITT         Vice President of Finance, Chief Financial Officer
Peter A. Schmitt             and Treasurer (principal financial and accounting
                             officer)



459099.1
                                      II-6